EXHIBIT 4.24










                          PACIFIC ENERGY RESOURCES LTD.

                                     - and -


                      COMPUTERSHARE TRUST COMPANY OF CANADA


                                WARRANT INDENTURE


                             Dated October 18, 2007

                                TABLE OF CONTENTS

                                   ARTICLE ONE
                                                                              2
SECTION 1.01   DEFINITIONS
SECTION 1.02   NUMBER AND GENDER                                              3
SECTION 1.03   INTERPRETATION NOT AFFECTED BY HEADINGS                        3
SECTION 1.04   DAY NOT A BUSINESS DAY                                         3
SECTION 1.05   APPLICABLE LAW                                                 3
SECTION 1.06   REFERENCES TO THIS INDENTURE                                   4
SECTION 1.07   SCHEDULE                                                       4
                                                                              4
                                   ARTICLE TWO
                                                                              4
SECTION 2.01   ISSUE AND FORM OF WARRANTS:
SECTION 2.02   DELIVERY OF WARRANTS:                                          4
SECTION 2.03   WARRANTHOLDER NOT A STOCKHOLDER:                               6
SECTION 2.04   SIGNING OF WARRANT CERTIFICATE:                                6
SECTION 2.05   COUNTERSIGNATURE BY THE WARRANT AGENT:                         6
SECTION 2.06   REGISTRATION AND TRANSFER OF WARRANTS:                         7
SECTION 2.07   OWNERSHIP OF WARRANTS:                                         7
SECTION 2.08   WARRANTS TO RANK PARI PASSU:                                   9
                                                                              9
                                  ARTICLE THREE
                                                                              9
SECTION 3.01   WARRANT CERTIFICATES:
                                                                              9
                                  ARTICLE FOUR
                                                                              9
SECTION 4.01   EXERCISE OF WARRANTS
SECTION 4.02   ISSUE OF SHARE CERTIFICATES                                    9
SECTION 4.03   SECURITIES RESTRICTIONS; LEGENDS                               10
                                                                              10
                                  ARTICLE FIVE
                                                                              11
SECTION 5.01   OPTIONAL PURCHASES BY THE CORPORATION
SECTION 5.02   SURRENDER OF WARRANT CERTIFICATES                              11
                                                                              11
                                   ARTICLE SIX
                                                                              11
SECTION 6.01   WARRANT AGENT'S REMUNERATION AND EXPENSES
                                                                              11
                                  ARTICLE SEVEN
                                                                              11
SECTION 7.01   IMMUNITY OF STOCKHOLDERS
SECTION 7.02   LIMITATION OF LIABILITY                                        11
                                                                              12
                                  ARTICLE EIGHT
                                                                              12
SECTION 8.01   RIGHT TO CONVENE MEETING
SECTION 8.02   NOTICE                                                         12



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SECTION 8.03   CHAIRMAN                                                       12
SECTION 8.04   QUORUM                                                         13
SECTION 8.05   POWER TO ADJOURN                                               13
SECTION 8.06   SHOW OF HANDS                                                  13
SECTION 8.07   POLL                                                           13
SECTION 8.08   VOTING                                                         14
SECTION 8.09   REGULATIONS                                                    14
SECTION 8.10   THE CORPORATION AND WARRANT AGENT MAY BE REPRESENTED           14
SECTION 8.11   POWER EXERCISABLE EXTRAORDINARY RESOLUTION                     15
SECTION 8.12   MEANING OF "EXTRAORDINARY RESOLUTION"                          15
SECTION 8.13   POWERS CUMULATIVE                                              16
SECTION 8.14   MINUTES                                                        17
SECTION 8.15   INSTRUMENTS IN WRITING                                         17
SECTION 8.16   BINDING EFFECT OF RESOLUTIONS                                  17
SECTION 8.17   HOLDINGS BY THE CORPORATION AND SUBSIDIARIES DISREGARDED       17
                                                                              18
                                  ARTICLE NINE
                                                                              18
SECTION 9.01   PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES
SECTION 9.02   SUCCESSOR CORPORATION                                          18
                                                                              19
                                   ARTICLE TEN
                                                                              19
SECTION 10.01  TRUST INDENTURE LEGISLATION
SECTION 10.02  RIGHTS AND DUTIES OF WARRANT AGENT                             19
SECTION 10.03  EVIDENCE                                                       19
SECTION 10.04  EXPERTS AND ADVISERS                                           20
SECTION 10.05  WARRANT AGENT NOT REQUIRED TO GIVE SECURITY                    21
SECTION 10.06  PROTECTION OF WARRANT AGENT                                    21
SECTION 10.07  REPLACEMENT OF WARRANT AGENT, SUCCESSOR BY MERGER              21
SECTION 10.08  CONFLICT OF INTEREST                                           23
SECTION 10.09  ACCEPTANCE OF DUTIES AND OBLIGATIONS                           24
SECTION 10.10  ACTIONS BY WARRANT AGENT TO PROTECT INTEREST                   24
SECTION 10.11  DOCUMENTS, MONEYS, ETC. HELD BY WARRANT AGENT                  24
SECTION 10.12  WARRANT AGENT NOT TO BE APPOINTED RECEIVER                     24
                                                                              25
                                 ARTICLE ELEVEN
                                                                              25
SECTION 11.01  NOTICE:
                                                                              25
                                 ARTICLE TWELVE
                                                                              25
SECTION 12.01  NOTICE TO THE CORPORATION AND THE WARRANT AGENT
SECTION 12.02  NOT BOUND TO ACT                                               25
SECTION 12.03  THIRD PARTY INTERESTS                                          27
SECTION 12.04  PRIVACY                                                        27
SECTION 12.05  TIME OF THE ESSENCE                                            27
SECTION 12.06  COUNTERPARTS                                                   28



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SECTION 12.07  SATISFACTION AND DISCHARGE OF INDENTURE                        28
               PROVISIONS OF INDENTURE AND WARRANT CERTIFICATE                28
               FOR THE SOLE BENEFIT OF PARTIES
SECTION 12.08  AND WARRANTHOLDERS                                             28
SECTION 12.09  STOCK EXCHANGE CONSENTS                                        28
                                                                              28
SCHEDULE A     FORM OF WARRANT CERTIFICATE

                  THIS WARRANT INDENTURE dated the 18th day of October, 2007.

B E T W E E N:

                  PACIFIC ENERGY RESOURCES LTD., a corporation existing under the laws of the State of Delaware,

                  (the "CORPORATION")

                                                               OF THE FIRST PART

                                     - and -

                  COMPUTERSHARE TRUST COMPANY OF CANADA, trust company incorporated under the laws of Canada and authorized to carry on business in all provinces of Canada,

                  (the "WARRANT AGENT"),

                                                              OF THE SECOND PART


WHEREAS the Corporation is authorized to issue Five Hundred Million (500,000,000) Common Shares (as hereinafter defined);

AND WHEREAS the Corporation proposes to issue up to 34,090,909 units, with each unit being comprised of one Common Share and one-half of one Warrant (as hereinafter defined), and each whole Warrant of which will entitle the holder thereof to subscribe for and purchase, subject to adjustment, one Common Share at the price and upon the other terms and conditions hereinafter set forth;

AND WHEREAS the Corporation is authorized under the laws applicable to it to create and issue the Warrants as hereinafter provided;

AND WHEREAS the Warrants will be represented by Warrant Certificates (as hereinafter defined) issued and countersigned in accordance with the provisions hereof;

AND WHEREAS all things necessary have been or will be done and performed by the Corporation to make each of the Warrants and the Warrant Certificates, when countersigned by the Warrant Agent and issued in accordance with the provisions of this Indenture, legal, valid and binding obligations of the Corporation with the benefits and subject to the provisions of this Indenture;

AND WHEREAS the foregoing recitals are made as representations by the Corporation and not the Warrant Agent;

AND WHEREAS the Warrant Agent has agreed to enter into this Indenture.

NOW THEREFORE THIS INDENTURE WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

                                   ARTICLE ONE
                         DEFINITIONS AND INTERPRETATION

SECTION 1.01      DEFINITIONS:
                  ------------

In this Indenture, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined in this section 1.01 shall, for the purpose of this Indenture and all supplemental indentures hereto, have the respective meanings specified in this section 1.01:

         (a) "1933 ACT" means the United States Securities Act of 1933, as amended;
         (b) "APPLICABLE LEGISLATION" means the provisions, if any, of any statute of any applicable jurisdiction, and of the regulations under any such statutes, relating to warrant indentures or to the rights, duties and obligations of trustees and of corporations under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

         (c) "BUSINESS DAY" means a day which is not a Saturday or Sunday or a civic or statutory holiday in any of the cities where Warrant Certificates may be surrendered to the Warrant Agent pursuant to the provisions hereof;

         (d) "COMMON SHARES" means the shares of common stock, US$0.0001 par value, which the Corporation is authorized to issue as such shares of common stock are constituted at the close of business on the Effective Date; provided that in the event of any adjustment, "COMMON SHARES" shall thereafter mean the shares or other securities or property resulting from such adjustment;

         (e) "CORPORATION" means Pacific Energy Resources Ltd. and includes any successor corporation thereto;

         (f) "COUNSEL" means a barrister and solicitor or attorney or a firm of barristers and solicitors or attorneys;

         (g) "DIRECTOR" means a director of the Corporation for the time being, and, unless otherwise specified herein, reference to "ACTION BY THE DIRECTORS" means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation;

         (h)      "EFFECTIVE DATE" means the date hereof;

         (i) "EXERCISE DATE" with respect to any Warrant means the date on which such Warrant is surrendered for exercise in accordance with the provisions of the Warrant Certificates;

         (j) "EXERCISE PRICE" means CAD$2.65 per Common Share, unless such amount shall have been adjusted pursuant to the provisions of the Warrant Certificates in which case such term shall mean the adjusted price in effect at the applicable time;

         (k) "EXPIRY DATE" means 18 months from the date of issue of the Warrants;

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         (l)      "PERSON" means an individual, corporation, partnership, trust or any unincorporated organization;

         (m)      "STOCKHOLDER" means a holder of record of one or more Common
                  Shares;

         (n)      "TIME OF EXPIRY" means 5:00 p.m., local time, on the Expiry
                  Date;

         (o) "TRANSFER AGENT" means the transfer agent for the time being of the Common Shares;

         (p) "WARRANT AGENT" has the meaning set forth on page 1 hereof or the successor thereof for the time being of the duties and obligations hereby created;

         (q) "WARRANT CERTIFICATES" means the certificates representing the Warrants substantially in the form attached as Schedule "A" hereto issued and countersigned hereunder and for the time being outstanding;

         (r) "WARRANTHOLDERS", or "HOLDERS" without reference to Common Shares, means the persons for the time being who are registered holders of Warrant Certificates; and

         (s) "WARRANTS" means the warrants issued hereunder, each whole warrant will entitle the holder thereof to purchase one Common Share for the Exercise Price at any time up to the Time of Expiry, subject to adjustment in accordance with article five hereof.

SECTION 1.02      NUMBER AND GENDER:
                  ------------------

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine include the feminine and neuter genders.

SECTION 1.03      INTERPRETATION NOT AFFECTED BY HEADINGS:
                  ----------------------------------------

The division of this Indenture into articles, sections, subsections, paragraphs and subparagraphs, the provision of the table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

SECTION 1.04      DAY NOT A BUSINESS DAY:
                  -----------------------

If the day on or before which any action that would otherwise be required to be taken hereunder is not a Business Day in the place where the action is required to be taken, that action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

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SECTION 1.05      APPLICABLE LAW:
                  ---------------

This Indenture, the Warrant Certificates and the Warrants represented by the Warrant Certificates shall be governed by and construed in accordance with the laws of the State of California. Nothwithstanding the foregoing, the performance or discharge by the Warrant Agent of any of its rights, powers, duties or responsibilities under this Agreement shall be construed only in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

SECTION 1.06      REFERENCES TO THIS INDENTURE:
                  -----------------------------

The words and phrases "THIS WARRANT INDENTURE", "THIS INDENTURE", "HEREIN", "HEREBY", "HEREOF" and similar expressions mean or refer to this indenture and any indenture, deed or instrument supplemental hereto and the words "ARTICLE", "SECTION", "SUBSECTION", "PARAGRAPH" and "SUBPARAGRAPH" followed by a number mean and refer to the specified article, section, subsection, paragraph or subparagraphs of this Indenture.

SECTION 1.07      SCHEDULE:
                  ---------

The following schedule is attached to, forms part of and shall be deemed to be incorporated into this Indenture.

Schedule "A" - Form of Warrant Certificate, including Form of Subscription and Form of Transferor Endorsement


                                   ARTICLE TWO
                           ISSUE AND FORM OF WARRANTS

SECTION 2.01      ISSUE AND FORM OF WARRANTS:
                  ---------------------------

         (a) AUTHORIZATION OF WARRANTS: The Corporation hereby creates and authorizes for issue 17,045,454 Warrants entitling the holders thereof to subscribe for and purchase up to an aggregate of 17,045,454 Common Shares together with such additional indeterminate number of Common Shares as may be required to be issued pursuant to any adjustment required to be made by the provisions of such Warrants are hereby authorized to be issued.

         (b) FORM OF WARRANT CERTIFICATE: Upon the issue of the Warrants, Warrant Certificates shall be executed by the Corporation and delivered to the Warrant Agent, countersigned by the Warrant Agent upon the written direction of the Corporation and delivered by the Warrant Agent to the Corporation or to the order of the Corporation pursuant to a written direction of the Corporation, without any further act of or formality on the part of the Corporation. The Warrant Certificates shall be substantially in the form of the certificate attached hereto as Schedule "A", shall be dated as of the date of issue thereof (including all replacements issued in accordance with this Indenture) and may bear such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe. Irrespective of any adjustments required to be made by the provisions of the Warrants, all replacement Warrant Certificates shall be dated the date of initial issuance and continue to express the number of Common Shares purchasable upon the exercise of the Warrants represented thereby and the Exercise Price as if such Warrant Certificates were issued as of the initial date of issue thereof pursuant hereto.

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         (c) LEGENDS ON WARRANT CERTIFICATES:

              (i) All Warrant Certificates, including any Warrant Certificates issued in exchange for or in substitution of such Warrant Certificates, shall bear the following legend:

                           "THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). AS SUCH, THE SECURITIES REPRESENTED BY THIS WARRANT ARE "RESTRICTED SECURITIES" AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES REPRESENTED BY THIS WARRANT UNDER THE ACT, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (III) PURSUANT TO RULE 144 UNDER THE ACT, OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE HOLDER HEREOF AGREES THAT (A) ANY HEDGING TRANSACTION WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS WARRANT WILL BE CONDUCTED IN COMPLIANCE WITH THE ACT AND (B) IT WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS WARRANT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE ACT."

              (ii) All Warrant Certificates issued to Canadian residents, including all Warrant Certificates issued to Canadian residents in exchange for or in substitution of such Warrant Certificates, prior to [four months and one day following the date of issue of the Warrants] , shall bear the following additional legend:

                           "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [four months and one day following the date of issue of the Warrants] ."

         (d) LEGENDS ON COMMON SHARE CERTIFICATES:

              (i) All Common Share certificates issued upon the exercise of the Warrant Certificates shall bear the following legends:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). AS SUCH, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE "RESTRICTED SECURITIES" AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE ACT, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (III) PURSUANT TO RULE 144 UNDER THE ACT, OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE HOLDER HEREOF AGREES THAT (A) ANY HEDGING TRANSACTION WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE WILL BE CONDUCTED IN COMPLIANCE WITH THE ACT AND (B) IT WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE ACT."

                           and

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"). HOWEVER, PRIOR TO [four months and one day following the date of issue of the Warrants] THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX."

              (ii) All Common Share Certificates issued to Canadian residents upon exercise of the Warrants, including all Common Share Certificates issued to Canadian residents in exchange for or in substitution of such Common Share Certificates, prior to [four months and one day following the date of issue of the Warrants] , shall bear the following additional legend:

                           "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [four months and one day following the date of issue of the Warrants] ."

SECTION 2.02      DELIVERY OF WARRANT CERTIFICATES:
                  ---------------------------------

Warrant Certificates in definitive form representing the Warrants shall be created and executed by the Corporation, shall be countersigned by the Warrant Agent and shall be delivered by the Warrant Agent as of the date hereof as per written direction of the Corporation.

SECTION 2.03      WARRANTHOLDER NOT A STOCKHOLDER:
                  --------------------------------

Nothing in this Indenture nor in the holding of a Warrant represented by a Warrant Certificate, or otherwise, shall be construed as conferring upon a Warrantholder any right or interest whatsoever as a Stockholder including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Stockholders or the right to receive distributions or other dividends.

SECTION 2.04      SIGNING OF WARRANT CERTIFICATE:
                  -------------------------------

Warrant Certificates shall be signed by an officer or officers of the Corporation in accordance with the laws of the Corporation's jurisdiction of incorporation. The signatures of such officers may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Warrant Certificate as one of such officers may no longer hold such office at the date of such Warrant Certificate or at the date of the countersigning or delivery thereof, any Warrant Certificate signed as aforesaid and countersigned by the Warrant Agent shall be valid and binding upon the Corporation.

SECTION 2.05      COUNTERSIGNATURE BY THE WARRANT AGENT:
                  --------------------------------------

         (a) COUNTERSIGNATURE: No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefits hereof until it has been countersigned by the Warrant Agent by means of a manual signature of one or more of its authorized officers.

         (b) NO REPRESENTATION: The countersignature by the Warrant Agent on Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of the Warrant Certificate (except the due countersignature thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrant Certificates or any of them or of the consideration therefor, except as otherwise specified herein.

SECTION 2.06      REGISTRATION AND TRANSFER OF WARRANTS:
                  --------------------------------------

         (a) REGISTER: The Warrant Agent shall keep at its principal offices in Vancouver, British Columbia, Calgary, Alberta and Toronto, Ontario:

                  (i) a register of holders in which shall be entered the names and addresses of the holders of Warrants and particulars of the Warrants held by them; and

                  (ii) a register of transfers in which all transfers of Warrants and the date and other particulars of each such transfer shall be entered.

         (b) VALID TRANSFERS: No transfer of any Warrant will be valid unless entered on the appropriate register of transfers referred to in subsection 2.06(a) hereof, or on any branch registers maintained pursuant to subsection 2.06(g) hereof, upon surrender to the Warrant Agent of the Warrant Certificate representing such Warrant, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed satisfactory to the Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be recorded on the appropriate register of transfers by the Warrant Agent.

         (c) REGISTER OF TRANSFERS: The transferee of any Warrant will, after surrender to the Warrant Agent of the Warrant Certificate representing such Warrant as required by subsection 2.06(b) hereof and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the appropriate register of holders referred to in subsection 2.06(a) hereof, or on any branch registers of holders maintained pursuant to subsection 2.06(g) hereof, as the owner of such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Warrant, except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

         (d) REFUSAL OF REGISTRATION: The Corporation will be entitled, and may direct the Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the registers referred to in subsection 2.06(a) hereof, if such transfer may constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction. In particular, none of the Warrants and none of the Common Shares issuable on the exercise of the Warrants have been registered under the 1933 Act and such securities may not be offered or sold absent an exemption from the registration provisions of the 1933 Act.

         (e) NO NOTICE OF TRUSTS: Subject to applicable law, neither the Corporation nor the Warrant Agent will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant, and may transfer any Warrant on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

         (f) INSPECTION: The registers referred to in subsection 2.06(a) hereof, and any branch registers maintained pursuant to subsection 2.06(g) hereof, will during each Business Day and at all other reasonable times be open for inspection by the Corporation. The Warrant Agent will from time to time when requested to do so in writing by the Corporation (upon payment of the reasonable charges of the Warrant Agent), furnish the Corporation with a list of the names and addresses of holders of Warrants entered on such registers and showing the number of Warrants held by each such holder thereof.

         (g) LOCATION OF REGISTERS: The Corporation may at any time and from time to time change the place at which the registers referred to in subsection 2.06(a) hereof are kept, cause branch registers of holders or transfers to be kept at other places and close such branch registers or change the place at which such branch registers are kept, in each case subject to the approval of the Warrant Agent. Notice of all such changes or closures shall be given by the Corporation to the Warrant Agent and to holders of Warrants in accordance with article twelve hereof.

         (h) RELIANCE BY WARRANT AGENT: The Warrant Agent shall have no obligation to ensure or verify compliance with any Applicable Legislation or regulatory requirements of the United States or any other jurisdiction on the issue, exercise or transfer of any Warrants or any Common Shares or other securities issued upon the exercise of any Warrants. The Warrant Agent shall be entitled to process all preferred transfers and exercises of Warrants upon the presumption that such transfers or exercises are permissible pursuant to all Applicable Legislation and any other regulatory requirements and the terms of the Indenture and the related Warrant Certificates. The Warrant Agent may assume for the purposes of this Indenture that the address on the register of Warrantholders of any Warrantholder is the actual address of such Warrantholder and is also determinative of the residency of such Warrantholder and that the address of any transferee to whom any Warrants or Common Shares or other securities issuable upon the exercise of any Warrants are to be registered, as shown on the transfer document, is the actual address of the transferee and is also determinative of the residency of the transferee.

         (i) Should the Warrant Agent have any inquiries with respect to affixing and removing legends on the Warrant Certificates or Share Certificates, the Warrant Agent shall be entitled to seek written direction from the Corporation or direction or opinion from its legal counsel which determination shall be conclusive, provided that it satisfies the requirements of the Warrant Agent's legend removal requirements.

SECTION 2.07      OWNERSHIP OF WARRANTS:
                  ----------------------

         (a) OWNER: The Corporation and the Warrant Agent may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes, and such person will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and the Corporation and the Warrant Agent will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

         (b) RIGHTS OF REGISTERED HOLDER: The registered holder of any Warrant will be entitled to the rights evidenced thereby free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly, and the issue and delivery to any such registered holder of the Common Shares issuable pursuant thereto will be a good discharge to the Corporation and the Warrant Agent therefor and neither the Corporation nor the Warrant Agent will be bound to inquire into the title of any such registered holder.

SECTION 2.08      WARRANTS TO RANK PARI PASSU:
                  ----------------------------

All Warrants shall rank PARI PASSU, whatever may be the actual date of issue of any Warrants.
                                  ARTICLE THREE
                      DISTRIBUTION OF WARRANT CERTIFICATES

SECTION 3.01      WARRANT CERTIFICATES:
                  ---------------------

Warrant Certificates, issuable only in registered form, will be issued and mailed or delivered to the holders of Warrants upon the written order of the Corporation or upon the exchange thereof in accordance with the terms thereof.

                                  ARTICLE FOUR
                              EXERCISE OF WARRANTS

SECTION 4.01      EXERCISE OF WARRANTS:
                  ---------------------

         (a) ACCOUNTING TO CORPORATION: The Warrant Agent shall as soon as practicable account to the Transfer Agent and the Corporation with respect to Warrants exercised. All such monies, and any securities or other instruments, from time to time received by the Warrant Agent shall be received in trust for, and shall be segregated and kept apart by the Warrant Agent in trust for, the Corporation. Promptly, and in any event, within five Business Days of receipt thereof the Warrant Agent shall forward to the Corporation all monies received through the exercise of Warrants.

         (b) RECORD OF EXERCISE: The Warrant Agent shall record the particulars of the Warrants exercised for Common Shares which particulars shall include the names and addresses of the persons who become holders of Common Shares, if any, on exercise, the number of Common Shares issued, the Exercise Date and the Exercise Price. Promptly, and in any event, within five Business Days of each Exercise Date, the Warrant Agent shall provide such particulars in writing to the Corporation and the Transfer Agent.

SECTION 4.02      ISSUE OF SHARE CERTIFICATES; REPLACEMENT WARRANT CERTIFICATES:
                  --------------------------------------------------------------

As soon as practicable, and in any event no later than the fifth Business Day on which the transfer books of the Corporation have been opened after the exercise of a Warrant as aforesaid, the Corporation shall forthwith (A) cause to be mailed to the person or persons in whose name or names the Common Shares so subscribed for and purchased are to be issued, as specified in the subscription completed on the Warrant Certificate, at the address specified in such subscription form, or (B) if specified in such subscription form, cause to be mailed to the person or persons in whose name or names the replacement Warrant Certificate representing the appropriate number of Warrants to which the Warrantholder is entitled and elected to subscribe for and purchase pursuant to the Warrant Certificate surrendered to the Warrant Agent.

SECTION 4.03      SECURITIES RESTRICTIONS; LEGENDS:
                  ---------------------------------

Notwithstanding any provision to the contrary contained in this Indenture, no Common Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and, without limiting the generality of the foregoing, the Corporation will legend the certificates representing the Common Shares if, in the opinion of counsel to the Corporation such legend is necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange or quotation system on which the Common Shares are listed or traded, provided that if, at any time, in the opinion of outside counsel to the Corporation, acting reasonably, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at his expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel of recognized standing satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such securities in a transaction in which such legends are not required, such legended certificates may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legends.

                                  ARTICLE FIVE
                          PURCHASES BY THE CORPORATION

SECTION 5.01      OPTIONAL PURCHASES BY THE CORPORATION:
                  --------------------------------------

Subject to applicable law, the Corporation may from time to time purchase Warrants on any stock exchange, in the open market, by private agreement or otherwise. Any such purchase may be made in such manner, from such persons, at such prices and on such terms as the Corporation in its sole discretion may determine.

SECTION 5.02      SURRENDER OF WARRANT CERTIFICATES:
                  ----------------------------------

Warrant Certificates representing Warrants purchased pursuant to section 5.01 hereof shall be surrendered to the Warrant Agent for cancellation and shall be accompanied by a direction of the Corporation to cancel the Warrants represented thereby.

                                   ARTICLE SIX
                          COVENANTS OF THE CORPORATION

SECTION 6.01      WARRANT AGENT'S REMUNERATION AND EXPENSES:
                  ------------------------------------------

The Corporation covenants that it will pay to the Warrant Agent from time to time remuneration for its services hereunder in accordance with the Schedule of Fees attached hereto and the Corporation will pay or reimburse the Warrant Agent, upon presentation of receipts or invoices, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of its duties hereunder (including the reasonable compensation and the disbursements of its counsel and all other advisers not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Warrant Agent's own gross negligence or fraud.

                                  ARTICLE SEVEN
                                   ENFORCEMENT

SECTION 7.01      IMMUNITY OF STOCKHOLDERS:
                  -------------------------

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in the Warrant Certificates shall be had against any shareholder, officer or director, past, present or future, of the Corporation or of any successor corporation, either directly or through the Corporation or otherwise, by any legal or equitable proceeding by virtue of any statute or otherwise.

All or any of the rights conferred on any Warrantholder by the terms of the Warrants or of this Indenture may be enforced by such holder by appropriate legal proceedings but without prejudice to the right which is hereby conferred on the Warrant Agent to proceed in its own name to enforce each and every provision herein contained for the benefit of the Warrantholders. The Warrant Agent shall have the power at any time and from time to time to institute and to maintain such suits and proceedings as it considers necessary or advisable to preserve and protect its interests and the interests of the Warrantholders.

No Warrantholder has any right whatsoever to affect, disturb or prejudice the rights hereby created by its action, or to enforce any right under this Indenture or under any Warrant Certificate, except subject to the conditions and in the manner provided in this Indenture, and all powers and trusts under this Indenture will be exercised and all proceedings at law will be instituted, held and maintained by the Warrant Agent, except only as provided in this Indenture, and in any event for the equal benefit of all Warrantholders.


SECTION 7.02      LIMITATION OF LIABILITY:
                  ------------------------

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future officers, Directors or stockholders of the Corporation or of any successor corporation or to any of the past, present or future officers, Directors, employees or agents of the Corporation or any successor corporation, but only the property of the Corporation or any successor corporation shall be bound in respect hereof.


                                  ARTICLE EIGHT
                           MEETINGS OF WARRANTHOLDERS

SECTION 8.01      RIGHT TO CONVENE MEETINGS
                  -------------------------

         (a) CONVENING OF MEETING: The Warrant Agent may at any time and from time to time convene a meeting of the Warrantholders, and will do so on receipt of a written request of the Corporation or an instrument, signed in one or more counterparts by Warrantholders ("Warrantholder's Request") who hold in the aggregate not less than 10% of the total number of Warrants then outstanding, requesting the Warrant Agent to take some action or proceeding specified therein, and on being funded and indemnified to its reasonable satisfaction by the Corporation or by one or more of the Warrantholders signing such Warrantholders' Request against the costs which it may incur in connection with calling and holding such meeting.

         (b) FAILURE TO CONVENE: If the Warrant Agent fails, within ten Business Days after receipt of such written request of the Corporation or Warrantholders' Request, funding and indemnification, to give notice convening a meeting, the Corporation or any of such Warrantholders, as the case may be, may convene such meeting.

         (c) PLACE OF MEETING: Every such meeting will be held in Vancouver, British Columbia, or such other place as is approved or determined by the Warrant Agent and the Corporation.

SECTION 8.02      NOTICE
                  ------

         (a) NOTICE: At least 21 Business Days' notice of any meeting must be given to the Warrantholders, to the Warrant Agent (unless the meeting has been called by it) and to the Corporation (unless the meeting has been called by it).

         (b) CONTENTS: The notice of the meeting must state the time when and the place where the meeting is to be held and must state briefly the general nature of the business to be transacted thereat, but it will not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this article.

SECTION 8.03      CHAIRMAN
                  --------

Some person (who need not be a Warrantholder) designated in writing by the Warrant Agent, or by the Corporation in the case of a meeting called by the Corporation, will be chairman of the meeting or, if no person is so designated or the person so designated is not present within 15 minutes after the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy may choose some person present to be chairman.

SECTION 8.04      QUORUM
                  ------

         (a) QUORUM: Subject to the provisions of section 8.12 hereof, at any meeting of Warrantholders a quorum will consist of Warrantholders, present in person or represented by proxy at the commencement of the meeting, who hold in the aggregate not less than 25% of the total number of Warrants then outstanding.

         (b) NO QUORUM: If a quorum of Warrantholders is not present within 30 minutes after the time appointed for holding a meeting, the meeting, if convened by Warrantholders or on a Warrantholders' Request, will be dissolved, but, subject to section 8.12 hereof, in any other case will stand adjourned to such day, being not less than five Business Days or more than ten Business Days later, and to such place and time as is appointed by the Chairman.

         (c) ADJOURNED MEETING: At the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened notwithstanding the number of Warrants that they hold.

SECTION 8.05      POWER TO ADJOURN
                  ----------------

The chairman of a meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn the meeting, and no notice of such adjournment need be given except as the meeting prescribes.

SECTION 8.06      SHOW OF HANDS
                  -------------

Every question submitted to a meeting, other than an Extraordinary Resolution, will be decided in the first place by a majority of the votes given on a show of hands and, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

SECTION 8.07      POLL
                  ----

         (a) EXTRAORDINARY RESOLUTION: On every Extraordinary Resolution, and on every other question submitted to a meeting on which a poll is directed by the chairman or requested by one or more Warrantholders acting in person or by proxy and holding in the aggregate not less than 10% of the total number of Warrants then outstanding, a poll will be taken in such manner as the chairman directs.

         (b) OTHER: Questions other than those required to be determined by Extraordinary Resolution will be decided by a majority of the votes cast on the poll.

SECTION 8.08      VOTING
                  ------

On a show of hands each person present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, will have one vote, and on a poll each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Warrant held by such holder. A proxy need not be a Warrantholder.

SECTION 8.09      REGULATIONS
                  -----------

         (a) ABILITY TO MAKE: The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make or vary such regulations as it thinks fit:

                  (i) for the form of instrument appointing a proxy, the manner in which it must be executed and verification of the authority of a person who executes it on behalf of a Warrantholder;

                  (ii) governing the places at which and the times by which voting certificates or instruments appointing proxies must be deposited;

                  (iii) generally for the calling of meetings of Warrantholders and the conduct of business thereof; and

                  (iv) for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be sent by mail, telecopier or other means of prepaid, transmitted, recorded communication before the meeting to the Corporation or to the Warrant Agent at the place where the meeting is to be held and for voting pursuant to instruments appointing proxies so deposited as though the instruments themselves were produced at the meeting.

                  Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted.

         (b) RECOGNITION: Except as such regulations provide, the only persons who will be recognized at a meeting as the holders of any Warrants, or as entitled to vote or, subject to section
                  8.10 hereof, to be present at the meeting in respect thereof, will be the registered holders of such Warrants or persons holding proxies on their behalf.

SECTION 8.10      THE CORPORATION AND WARRANT AGENT MAY BE REPRESENTED
                  ----------------------------------------------------

The Corporation and the Warrant Agent by their respective employees, officers or directors, and the counsel of the Corporation and the Warrant Agent, may attend any meeting of Warrantholders, but will have no vote as such.

SECTION 8.11      POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION
                  ----------------------------------------------

In addition to all other powers conferred on them by the other provisions of this Indenture or by law, the Warrantholders at a meeting will have the power, exercisable from time to time by Extraordinary Resolution, subject to Toronto Stock Exchange approval:

         (a) to assent to or sanction any amendment, modification, abrogation, alteration, compromise or arrangement of any right of the Warrantholders or, with the reasonable consent of the Warrant Agent, of the Warrant Agent in its capacity as agent hereunder or on behalf of the Warrantholders against the Corporation, whether such right arises under this Indenture or otherwise, which shall be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any indenture supplemental hereto in connection therewith;

         (b) to amend, alter or repeal any Extraordinary Resolution previously passed;
         (c) subject to arrangements as to financing and indemnity satisfactory to the Warrant Agent, to direct or authorize the Warrant Agent to enforce any obligation of the Corporation under this Indenture or to enforce any right of the Warrantholders in any manner specified in the Extraordinary Resolution;

         (d) to direct or authorize the Warrant Agent to refrain from enforcing any obligation or right referred to in clause 8.11(c) hereof;

         (e) to waive and direct the Warrant Agent to waive any default by the Corporation in complying with any provision of this Indenture, either unconditionally or on any condition specified in the Extraordinary Resolution;

         (f) to appoint a committee with power and authority to exercise, and to direct the Warrant Agent to exercise, on behalf of the Warrantholders, such of the powers of the Warrantholders as are exercisable by Extraordinary Resolution;

         (g) to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any obligation of the Corporation under this Indenture or to enforce any right of the Warrantholders;

         (h) to direct any Warrantholder who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal therewith on payment of the costs, charges and expenses reasonably and properly incurred by him in connection therewith;

         (i) to assent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrantholders to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

         (j) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation; and

         (k) from time to time and at any time to remove the Warrant Agent and appoint a successor, agent or trustee.

SECTION 8.12      MEANING OF "EXTRAORDINARY RESOLUTION"
                  -------------------------------------

         (a) MEANING: The expression "Extraordinary Resolution" when used in this Indenture means, subject to the provisions of this section and of sections 8.15 and 8.16 hereof, a motion proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this article eight at which there are present in person or by proxy at least 25% of the Warrantholders holding in the aggregate more than 25% of the total number of Warrants then outstanding and passed by the affirmative votes of Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Warrants represented at the meeting and voted on the motion.

         (b) QUORUM: If, at a meeting called for the purpose of passing an Extraordinary Resolution, the quorum required by subsection 8.12(a) hereof is not present within 30 minutes after the time appointed for the meeting, the meeting, if convened by Warrantholders or on a Warrantholders' Request, will be dissolved, but in any other case will stand adjourned to such day, being not less than five Business Days or more than ten Business Days later, and to such place and time, as is appointed by the chairman.

         (c) NOTICE: Not less than three Business Days' notice must be given to the Warrantholders of the time and place of such adjourned meeting.

         (d) FORM OF NOTICE: The notice must state that at the adjourned meeting the Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.

         (e) QUORUM AT ADJOURNED MEETING: At the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened, and a motion proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 8.12(a) hereof will be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Warrantholders holding in the aggregate 25% of the total number of Warrants outstanding may not be present.

         (f) POLL: Votes on an Extraordinary Resolution must always be given on a poll and no demand for a poll on an Extraordinary Resolution will be necessary.

SECTION 8.13      POWERS CUMULATIVE
                  -----------------

Any one or more of the powers, and any combination of the powers, in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise, may be exercised from time to time, and the exercise of any one or more of such powers or any combination of such powers from time to time will not prevent the Warrantholders from exercising such power or powers or combination of powers thereafter from time to time.

SECTION 8.14      MINUTES
                  -------

Minutes of all resolutions passed and proceedings taken at every meeting of the Warrantholders will be made and duly entered in books from time to time provided for such purpose by the Warrant Agent at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or such proceedings were taken, will be prima facie evidence of the matters therein stated, and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been so made, entered and signed will be deemed to have been duly convened and held, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

SECTION 8.15      INSTRUMENTS IN WRITING
                  ----------------------

Any action that may be taken and any power that may be exercised by Warrantholders at a meeting held as provided in this Article Eight may also be taken and exercised by Warrantholders who hold in the aggregate not less than 50% of the total number of Warrants at the time outstanding or in the case of an Extraordinary Resolution, Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Warrants at the time outstanding, by their signing, each in person or by attorney duly appointed in writing, an instrument in writing in one or more counterparts, and the expression "Extraordinary Resolution" when used in this Indenture includes a resolution embodied in an instrument so signed.

SECTION 8.16      BINDING EFFECT OF RESOLUTIONS
                  -----------------------------

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article Eight at a meeting of Warrantholders will be binding on all Warrantholders, whether present at or absent from the meeting and whether voting for or against the resolution or abstaining, and every instrument in writing signed by Warrantholders in accordance with section 8.15 hereof will be binding on all Warrantholders, whether signatories thereto or not, and every Warrantholder and the Warrant Agent (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every such resolution and instrument in writing.

SECTION 8.17      HOLDINGS BY THE CORPORATION AND SUBSIDIARIES DISREGARDED
                  --------------------------------------------------------

In determining whether Warrantholders holding the required total number of Warrants are present in person or by proxy for the purpose of constituting a quorum, or have voted or consented to a resolution, Extraordinary Resolution, consent, waiver, Warrantholders' Request or other action under this Indenture, a Warrant held by the Corporation or by a Subsidiary of the Corporation will be deemed to be not outstanding. The Corporation shall provide the Warrant Agent with a certificate of the Corporation providing details of any Warrants held by the Corporation or by a Subsidiary of the Corporation upon the written request of the Warrant Agent.


                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

SECTION 9.01      PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES:
                  -----------------------------------------------------------

From time to time the Corporation (when authorized by action by the Directors) and the Warrant Agent may, subject to the provisions of this Indenture and subject to approval of the Toronto Stock Exchange, if required, and they shall, when so directed by the provisions of this Indenture, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

         (a) increasing the number of Warrants (and the number of Common Shares issuable upon the exercise of Warrants) which the Corporation is authorized to issue under this Indenture and any consequential amendment thereto as may be required by the Warrant Agent acting on the advice of counsel;

         (b) making such changes to the provisions hereof and of the Warrant Certificates as may be necessary or desirable in the opinion of counsel in connection with the listing of the Warrants on any stock exchange or quotation system;

         (c) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the premises, provided that the same are not, in the opinion of the Warrant Agent, based on the advice of counsel, prejudicial to the interests of the Warrantholders;

         (d) making such provisions not inconsistent with this Indenture as, in the opinion of counsel, may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Warrant Agent and on the advice of counsel, prejudicial to the interests of the Warrantholders;

         (e) adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates, or making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

         (f) modifying any of the provisions of this Indenture or relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that in the opinion of counsel no such modification or relief shall be or become operative or effective in such manner as to impair any of the rights of the Warrantholders or of the Warrant Agent and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative; or

         (g) any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Warrant Agent and on the advice of counsel, the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

         (h) giving effect to any Extraordinary Resolution passed as provided in Article 8.

SECTION 9.02      SUCCESSOR CORPORATION:
                  ----------------------

In the case of a consolidation, amalgamation, arrangement, merger, separation or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety, the successor entity resulting from such consolidation, amalgamation, arrangement, merger, separation or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation, as the case may be. Without limiting the generality of the foregoing, the continuing entity resulting from such consolidation, amalgamation, arrangement, merger, separation or transfer shall be deemed to be a successor entity for purposes of this Indenture.

                                   ARTICLE TEN
                          CONCERNING THE WARRANT AGENT

SECTION 10.01     TRUST INDENTURE LEGISLATION:
                  ----------------------------

Subject to section 1.05:

         (a) MANDATORY REQUIREMENTS: If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

         (b) APPLICABLE LEGISLATION: The Corporation and the Warrant Agent agree that each of them will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with, and be entitled to the benefits of, Applicable Legislation.

SECTION 10.02     RIGHTS AND DUTIES OF WARRANT AGENT:
                  -----------------------------------

         (a) DEGREE OF SKILL: In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from liability for its own negligent action, its own gross negligence, or fraud.

         (b) SUPREMACY OF APPLICABLE LEGISLATION: Subject to section 1.05, every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation and of this article ten.

         (c) The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders under this Indenture will be conditional upon the Warrantholders furnishing, when required by notice in writing by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

         (d) No provision of this Indenture will require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as provided in subsection 10.02 (c ).

         (e) The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent will issue receipts.

SECTION 10.03     EVIDENCE:
                 ---------

         (a) ENTITLEMENT TO RELY ON EVIDENCE: Whenever it is provided in this Indenture that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon. The Warrant Agent may rely and shall be protected in acting upon any such documents deposited with it in purported compliance with any such provision or for any other purpose hereof, but may, in its discretion, require further evidence before acting or relying thereon. The Warrant Agent may also rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document not only as to its due execution and the validity and the effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be, without the need for independent investigation.

         (b) ADDITIONAL EVIDENCE: In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

         (c) STATUTORY DECLARATIONS: Whenever Applicable Legislation requires that evidence referred to in subsection 9.03(a) hereof be in the form of a statutory declaration, the Warrant Agent may accept such statutory declaration in lieu of a certificate signed in the name of the Corporation by its President, a Vice-President or a Director and, in addition, by its Secretary or a Director. Any such statutory declaration may be made by one or more of the President, any Vice-President, the Chief Financial Officer, the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer of the Corporation.

         (d) PROOF OF EXECUTION: Proof of execution of an instrument in writing by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate.

SECTION 10.04     EXPERTS AND ADVISERS:
                  ---------------------

The Warrant Agent may employ or retain, at the expense of the Corporation, such counsel, accountants or other experts or advisers as it may reasonably require, for the purpose of determining and discharging its duties hereunder, may pay reasonable remuneration for all services performed by any of them without taxation of any costs of any counsel and shall not be responsible for any misconduct on the part of any of them. The Warrant Agent may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or adviser, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in relation to this Indenture.

SECTION 10.05     WARRANT AGENT NOT REQUIRED TO GIVE SECURITY:
                  --------------------------------------------

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the duties, obligations and powers of this Indenture or otherwise in respect of these premises.

SECTION 10.06     PROTECTION OF WARRANT AGENT:
                  ----------------------------

         (a) PROTECTION: By way of supplement to the provisions of any law for the time being relating to warrant agents, it is expressly declared and agreed as follows:

                  (i) the Warrant Agent shall not be liable for, or by reason of, any statement of fact or recital in this Indenture or in the Warrant Certificates (except the representation contained in section 9.08 hereof and in the countersignature of the Warrant Agent on the Warrant Certificates) or required to verify the same, but all such statements or recitals are, and shall be deemed to be made by, the Corporation;

                  (ii) the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

                  (iii) the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of Directors, officers, employees, agents or servants of the Corporation;

                  (iv) the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in shares of the Corporation and in the Warrant Certificates and generally may contract and enter into financial transactions with the Corporation or any corporation related to the Corporation without being liable to account for any profit made thereby;

                  (v) nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

                  (vi) the Warrant Agent is not at any time under any duty or responsibility to a Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 4, 5, 6 of Schedule A, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

                  (vii) the Warrant Agent is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

                  (viii) The Warrant Agent will retain the right not to act and will not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture. Such documentation must not require the exercise of any discretion or independent judgment;

                  (ix) The Warrant Agent is not a party to, nor is bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as therein set forth under the express provisions of this Indenture;

                  (x) The Warrant Agent shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is formally given to The Manager, Corporate Trust Department, of the Warrant Agent and unless it is indemnified and funded, in a manner satisfactory to it, against such expense or liability;

                  (xi) The Warrant Agent shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the parties hereto shall, so often as required, furnish the Warrant Agent with satisfactory indemnity and funding against such expense or liability;

                  (xii) None of the provisions contained in this Indenture shall require the Warrant Agent to expend or risk its own funds or otherwise to incur financial liability in the performance of any duties or in the exercise of any rights or powers unless indemnified as aforesaid; and

                  (xiii) The Warrant Agent is not responsible for any failure of the Corporation to make any cash payment or any failure of the Corporation to provide instructions with respect to the issuance, transfer or delivery of Warrant Shares or certificates for the same, upon surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 10.

         (b) INDEMNITY: In addition to and without limiting any protection of the Warrant Agent hereunder or otherwise by law, the Corporation agrees to indemnify the Warrant Agent, its directors, officers, employees and agents, and all of their respective representatives, heirs, successors and assigns (collectively the "Indemnified Parties") and save them harmless from all liabilities, suits, damages, costs, expenses and actions, including legal or advisors' fees and disbursements, which may be incurred or brought against or suffered by the Indemnified Parties arising out of or connected with performance by the Warrant Agent of its duties hereunder except to the extent that such liabilities, suits, damages, costs and actions are attributable to the gross negligence or fraud of the Warrant Agent. Notwithstanding any other provision hereof, this indemnity shall survive any removal or resignation of the Warrant Agent, discharge of this Indenture and termination of this Indenture.

SECTION 10.07     REPLACEMENT OF WARRANT AGENT, SUCCESSOR BY MERGER:
                  --------------------------------------------------

         (a) RESIGNATION: The Warrant Agent may resign its duties and obligations and be discharged from all further duties and liabilities hereunder, subject to this subsection 9.07(a), by giving to the Corporation not less than 60 days' prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Corporation shall have power at any time to remove the Warrant Agent and to appoint a new warrant agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new warrant agent; failing such appointment by the Corporation, the retiring Warrant Agent may apply to a judge of the Ontario Court of Justice (General Division), on such notice as such judge may direct for the appointment of a new warrant agent; provided that any new Warrant Agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Corporation. Any new warrant agent appointed under this subsection 9.07(a) shall be a corporation authorized to carry on the business of a trust company or transfer agent in the Province of Ontario and, if required by Applicable Legislation of any other province in Canada, in such other provinces. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed, but there shall be immediately executed, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new warrant agent, provided that, following any resignation or removal of the Warrant Agent and appointment of a successor warrant agent, the successor warrant agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Corporation, and upon payment of any outstanding fees, the predecessor Warrant Agent shall execute and deliver to the successor warrant agent an appropriate instrument transferring to such successor warrant agent all rights and powers of the Warrant Agent hereunder so ceasing to act.

         (b) NOTICE OF SUCCESSOR: Upon the appointment of a successor warrant agent, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in article twelve hereof.

         (c) NO FURTHER ACT FOR MERGER: Any corporation into or with which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom, or any corporation succeeding to the trust or transfer agency business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under subsection 9.07(a) hereof.

         (d) CERTIFICATION: Any Warrant Certificate countersigned but not delivered by a predecessor Warrant Agent may be delivered by the successor warrant agent in the name of the predecessor or successor warrant agent.

SECTION 10.08     CONFLICT OF INTEREST:
                  ---------------------

The Warrant Agent represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists in the Warrant Agent's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its duties and obligations hereunder to a successor warrant agent approved by the Corporation and meeting the requirements set forth in subsection 9.07(a) hereof.

SECTION 10.09     ACCEPTANCE OF DUTIES AND OBLIGATIONS:
                  -------------------------------------

The Warrant Agent hereby accepts the duties and obligations in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions hereinbefore set forth unless and until discharged therefrom.

SECTION 10.10     ACTIONS BY WARRANT AGENT TO PROTECT INTEREST:
                  ---------------------------------------------

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interest and the interests of the Warrantholders.

SECTION 10.11     DOCUMENTS, MONEYS, ETC. HELD BY WARRANT AGENT:
                  ----------------------------------------------

Any securities, documents of title or other instruments that may at any time be held by the Warrant Agent subject to the duties and obligations hereof may be placed in the deposit vaults of the Warrant Agent or of any bank listed in
Schedule I of the BANK ACT (Canada), as amended, or deposited for safekeeping with any such bank. Unless herein otherwise expressly provided, any moneys so held pending the application or withdrawal thereof under any provisions of this Indenture, may be deposited in the name of the Warrant Agent in any such bank at the rate of interest, if any, then current on similar deposits or, with the consent of the Corporation, may be deposited in the deposit department of the Warrant Agent or any other loan or trust company or chartered bank authorized to accept deposits under the laws of Canada or a province thereof. All interest or other income received by the Warrant Agent in respect of such deposits and investments shall belong to the Corporation.

SECTION 10.12     WARRANT AGENT NOT TO BE APPOINTED RECEIVER:
                  -------------------------------------------

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

                                 ARTICLE ELEVEN
                            NOTICE TO WARRANTHOLDERS

SECTION 11.01     NOTICE:
                  -------

         (a) NOTICE: Unless herein otherwise expressly provided, a notice to be given hereunder to Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Warrantholders or delivered (or so mailed to certain Warrantholders and so delivered to the other Warrantholders) at their respective addresses appearing on the registers of holders described in section 2.06 hereof, provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian or U.S. postal employees, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by publication twice in the Report on Business section in the national editions of The Globe and Mail and the Wall Street Journal newspapers.

         (b) DATE OF NOTICE: A notice so given by mail or so delivered will be deemed to have been given on the first Business Day after it has been mailed or on the day on which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the second day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental failure or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

                                 ARTICLE TWELVE
                                     GENERAL

SECTION 12.01     NOTICE TO THE CORPORATION AND THE WARRANT AGENT:
                  ------------------------------------------------

         (a) NOTICES: Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or to the Warrant Agent shall be deemed to be validly given if delivered by prepaid courier, if transmitted by telecopier if sent by registered mail, postage prepaid:

              (i) to the Corporation:

                           Pacific Energy Resources Ltd.
                           111 West Ocean Boulevard, Suite 1240
                           Long Beach, California, USA    90802

                           Attention:   Darren Katic, President
                           Fax:         (562) 628-1526
                           with a copy to (with such delivery or sending not to be a delivery or sending to the Corporation for purposes of this Indenture):

                           Rutan & Tucker, LLP
                           611 Anton Boulevard, 14th Floor
                           Costa Mesa, California, USA  92626

                           Attention:   James B. O'Neal
                           Fax:         (714) 546-9035

                           and to:

                           Devlin Jensen
                           2550 - 555 West Hastings Street
                           Vancouver, BC, Canada  V6B 4N5

                           Attention:   Kathleen MacInnes
                           Fax:         (604) 684-0916

              (ii) to the Warrant Agent:
                           Computershare Trust Company of Canada Suite 600, 530
                           - 8th Avenue SW Calgary, AB, Canada T2P 3S8

                           Attention:   Manager, Corporate Trust
                           Fax:         (403) 267-6598

                  and any such notice delivered or transmitted in accordance with the foregoing shall be deemed to have been received on the date of delivery or transmission or, if mailed, on the third Business Day following the date of the postmark on such notice. The original of any notice sent by facsimile transmission to the Warrant Agent shall be subsequently mailed to the Warrant Agent.

         (b) CHANGE OF ADDRESS: The Corporation or the Warrant Agent may from time to time notify the other in the manner provided in subsection 12.01(a) hereof of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

         (c) POSTAL DISRUPTION: If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered by prepaid courier or transmitted by telecopier, such notice to be deemed to have been received on the date of delivery or transmission.

SECTION 12.02     NOT BOUND TO ACT
-------------     ----------------

The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 business days written notice to the Corporation, provided (i) that the Warrant Agent's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent's satisfaction within such 10 business day period, then such resignation shall not be effective.

SECTION 12.03     THIRD PARTY INTERESTS:
                  ----------------------

Each party to this Indenture hereby represents to the Warrant Agent that any account to be opened by, or interest to held by the Warrant Agent in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent's prescribed form as to the particulars of such third party

SECTION 12.04     PRIVACY:
                  --------

The parties acknowledge that federal and/or provincial or state legislation that addresses the protection of individuals' personal information (collectively, "PRIVACY LAWS") applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Warrant Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Warrant Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft or unauthorized access, use or modification.

SECTION 12.05     TIME OF THE ESSENCE:
                  --------------------

Time shall be of the essence of this Indenture.

SECTION 12.06     COUNTERPARTS:
                  -------------

This Indenture may be executed in several counterparts, each of which when so executed when delivered, either in original, electronic or facsimile form, will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to be dated as of this indenture.

SECTION 12.07     SATISFACTION AND DISCHARGE OF INDENTURE:
                  ----------------------------------------

Upon all Common Shares required to be issued in respect of Warrant Certificates delivered to the Warrant Agent prior to the Expiry Date having been issued, this Indenture shall cease to be of further force or effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the President, Chief Executive Officer, or any Vice-President of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

SECTION 12.08     PROVISIONS OF INDENTURE AND WARRANT CERTIFICATE FOR THE SOLE
                  ------------------------------------------------------------
                  BENEFIT OF PARTIES AND WARRANTHOLDERS:
                  --------------------------------------

Nothing in this Indenture or the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders of the Warrant Certificates, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Warrant Certificates, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SECTION 12.09     STOCK EXCHANGE CONSENTS:
                  ------------------------

Any action provided for in this Indenture requiring the prior consent of any stock exchange or quotation system upon which the Common Shares or Warrants may be listed or quoted shall not be completed until the requisite consent is obtained. The Warrant Agent shall have no obligation to ensure or verify that any such prior consent has been obtained and shall be able to rely on an opinion of Corporation's counsel.

IN WITNESS WHEREOF the parties have executed this Indenture as of the day and year first above written.

                                          PACIFIC ENERGY RESOURCES LTD.
                                          BY:

                                          /S/ Kathleen Maninnes
                                          --------------------------------------
                                          Kathleen MacInnes
                                          Secretary





                                          COMPUTERSHARE TRUST COMPANY OF CANADA

                                          By: /s/ [ILLEGIBLE]
                                             ----------------------------------


                                          By: /s/ [ILLEGIBLE]
                                             ----------------------------------